UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011 (June 1, 2011)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code):  (901) 682-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On June 1, 2011, the registrant, through its subsidiary, MAA TANC, LLC, entered into a promissory note with New York Life Insurance Company for $128 million with a fixed interest rate of 5.08%. The promissory note matures in 10 years and encumbers eight properties owned by MAA TANC, LLC.

The foregoing description of the promissory note does not purport to be complete and is qualified in its entirety by the terms of the promissory note, a copy of which is filed as Exhibit 10.1 to this Current Report.

ITEM 7.01            Regulation FD Disclosure

On June 2, 2011, the registrant issued a press release announcing the acquisition of the apartment community The Hamptons at Hunton Park located in Richmond, Virginia.   The company also announced that they completed the financing of $128 million of fixed rate debt to replace a $100 million loan facility scheduled to mature July 1, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01            Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description
	10.1 99.1	Promissory Note Press Release dated June 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: June 2, 2011	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)